SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 30, 2004

ABX AIR, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50368	91-1091619
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

145 Hunter Drive, Wilmington, Ohio 45177

(Address of Principal Executive Offices, Zip Code)

937-382-5591

(Registrant’s Telephone Number, Including Area Code)

Item 5. Other Events and Regulation FD Disclosure.

On July 30, 2004, ABX Air and Duane Kimble, the Chief Financial Officer, agreed that Mr. Kimble would commence an immediate personal leave of absence. Mr. Kimble has informed ABX Air that he was advised by the staff of the SEC that it is considering recommending that the SEC bring a civil action against him, alleging violations of federal securities laws in connection with his service at his previous employer. None of the allegations involve ABX Air. The Board of Directors has appointed Quint Turner, currently the Vice President of Administration, and Principal Accounting Officer, to the additional role of Acting Chief Financial Officer during Mr. Kimble’s leave of absence.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

Exhibit No.	Description
99(a)	Press Release issued by ABX Air on June 30, 2004

Item 12. Results of Operations and Financial Condition.

On August 3, 2004, ABX Air issued a press release relating to its results for the quarter ended June 30, 2004. A copy of the press release is furnished herewith as Exhibit 99(a).

Except for historical information contained therein, the matters discussed in the press release contain forward-looking statements that involve risks and uncertainties. ABX Air’s actual results may differ materially from the results discussed in the forward-looking statements. There are a number of important factors that could cause the actual results of the Company to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, a significant reduction in the scope of services under ABX Air’s commercial agreements with Airborne, Inc., maintaining cost and service level performance under such agreements, the ability to generate revenues from sources other than Airborne and other factors that are contained from time to time in ABX Air’s filings with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers should carefully review the press release and should not place undue reliance on ABX Air’s forward-looking statements. These forward-looking statements were based on information, plans and estimates at the date of the press release. ABX Air undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

The information in this Item 12 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABX Air, Inc.

Dated: August 4, 2004	By:	/s/ JOSEPH C. HETE
Joseph C. Hete Chief Executive Officer and President